UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2006

LANTRONIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On December 11, 2006, the United States District Court for the Central District of California issued a final order and judgment in the matter entitled: In re Lantronix, Inc. Securities Litigation, Case No. CV 02-3899 GPS (JTLx). The defendants have agreed to contribute a total value of $15.2 towards the class action settlement, with $15.0 million of that amount contributed by Lantronix, Inc. (the “Company”) and its insurance carriers. The Company has already reached agreements with its relevant insurance carriers with respect to the funding of the settlement, and in accordance with those agreements the Company’s insurance carriers have funded approximately $13.9 million in cash into the settlement fund. Under the terms of the agreement with the plaintiffs, the Company will not be required to contribute any cash to the settlement. However, as part of the settlement, the Company expects to issue certain of the Company’s securities in the form of warrants or common shares to the settlement fund valued at approximately $1.1 million in early 2007. As of September 30, 2006, the Company had recorded an accrued settlement of $1.1 million representing its share of the settlement liability.

The information in this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2006	LANTRONIX, INC.
a Delaware corporation

	By:	/s/ Marc Nussbaum
	Name:	Marc Nussbaum
	Title:	Chief Executive Officer